EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200216, 333-192065) and Form S-8 (Nos. 333-198226, 333-198225, 333-182409, 333-168567, 333-168566, 333-146155, 333-146154, 333-131416, 333-119607, 333-105842, 333-97527, 333-97523, 333-49852 and 333-49856) of Dyax Corp. of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2015